UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2012

US AIRWAYS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona 85281

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A

(Former name or former address, if changed since last report)

US AIRWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona 85281

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (480) 693-0800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Update on Labor Matters.

On January 26, 2012, US Airways, Inc. and US Airways Group, Inc. (together, the “Company”) issued a press release announcing that the Company had reached a tentative agreement on a new collective bargaining agreement with the Association of Flight Attendants (“AFA”), which represents the airline’s 6,700 mainline flight attendants. Details of the agreement will be made available by AFA. The agreement is subject to certain approvals, including ratification by the membership of AFA. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on January 26, 2012, the National Mediation Board (“NMB”) informed the Company and the union representing our pilots that the NMB is not going to schedule additional mediation sessions among the parties at this time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated January 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS GROUP, INC.

Date: January 30, 2012	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US AIRWAYS, INC.

Date: January 30, 2012	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated January 26, 2012